UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

YAN CHUANG GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

7371

(Primary Standard Industrial Classification Code Number)

39-4573433

(IRS Employer Identification No.)

4711 Yonge St., 10th

Floor, Toronto, ON, Canada, M2N 6K8

Tel: +1 (646)-777-7888

(Address and telephone number of registrant’s principal executive offices)

EASTBIZ.COM INC.

5348 VEGAS DRIVE, LAS VEGAS, NV 89108

TEL. +1 702-871-8678

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as is practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

Subject to Completion, dated January 26, 2026

YAN CHUANG GROUP INC.

2,000,000 SHARES OF COMMON STOCK at $2.00 per share

This is the initial offering of common stock of YAN CHUANG GROUP INC., and no public market currently exists for the securities being offered. We are registering for sale a total of 2,000,000 shares of B Class Common stock at a fixed price of $2.00 per share to the general public in a best efforts offering. We estimate our total offering registration costs to be approximately $12,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the shares offered. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, John Ng, will attempt to sell the shares on behalf of the Company. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit John Ng, our Chief Executive Officer, to sell the abovementioned newly issued shares directly to the public, with no commission or other remuneration payable to him for any shares sold. In offering the securities on the Company’s behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $2.00 per share for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270) days from the effective date of this prospectus), (ii) the date when the sale of all 2,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part.

This is a direct public offering since we are offering the stock directly to the public without the participation of an underwriter. Our officers and sole director will be solely responsible for selling shares under this offering and no commission will be paid to our officers or directors on any sales.

YAN CHUANG GROUP INC. is a development stage company and has recently started its operations. To date, we have established our company, developed our business plan, and raised an aggregate of $10,000 through a private placement of 10,000,000 shares of Class B Common stock for the price of $0.001 per share, to SILVER SAND FINTECH PTE. LTD., a Singapore company which is 100 percent owned by our director, and chief executive officer, John Ng.

We do not have sufficient capital to fully commence operations, but we have begun the administration of our business. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment.

See “Risk Factors” commencing on page 5 for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities, and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on OTC Markets Group’s platforms. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

YAN CHUANG GROUP INC. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). Because we have had less than $1.235 billion in revenue and have not issued over $1 billion in non-convertible debt in the past three years.

The purchase of the securities offered throughout this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 5 through 15 before buying any shares of YAN CHUANG GROUP INC.’s common or preferred stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 26, 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "should," "anticipates," "believes," "continues," "estimates," "expects," "may," "plans," "predicts," "potential" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” “the Company,” “the Corporation,” “Yan Chuang Group,” and “YAN CHUANG GROUP INC.” refers to YAN CHUANG GROUP INC. The following summary does not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

YAN CHUANG GROUP INC.

YAN CHUANG GROUP INC. was incorporated in Nevada on June 4, 2025. We are a startup company and intend to develop financial services technology and fintech software applications and provide software development services to clients via our software applications. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). There is no assurance that we will generate any substantial revenue in the first 12 months after completion of our offering or ever generate substantial revenue. Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $16,612.40 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 4711 Yonge St., 10th Floor, Toronto, ON, Canada, M2N 6K8. Our phone number is +1 (646)-777-7888.

From inception (June 4, 2025) until the date of this filing, we have had limited operating activities. Our financial statements from inception (June 4, 2025) through June 30, 2025, reports no revenues and a net loss of $28,767. Our independent registered public accounting firm has issued an audit opinion for YAN CHUANG GROUP INC. To date, we have established our company, developed our business plan, raised an aggregate of $10,000 through a private placement of our common stock to SILVER SAND FINTECH PTE. LTD., which is wholly owned by our sole officer and director, John Ng. Proceeds from the private placement were used for working capital.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering will be used for us to proceed with our business plan over the next twelve months. We seek funding of approximately $4,000,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining reporting status with the SEC. As this offering could potentially sell up to $4,000,000 of stock, any proceeds received will be used for general operational expenses. We do not anticipate earning substantial revenues until we begin commercial operation. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

Summary of Risk Factors

Our business is subject to various risks and uncertainties that an investor should acknowledge prior to investing in our class B common shares. A list of these risks and their detailed explanation can be found in the “Risk Factors” section. Some of the main risks include:

•	Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.
•	You will incur immediate and substantial dilution of the price you pay for your shares.
•	We are selling this offering without an underwriter and therefore may be unable to sell any shares.
•	Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.
•	Our President, Mr. Ng does not have sufficient prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. Because of Mr. Ng’s lack of prior experience offering and selling securities and because our offering does not require a minimum amount raised, we may not be able to raise enough funds to commence and sustain our business venture and investors may lose their entire investment.

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•	There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.
•	We will likely incur ongoing costs and expenses for present, continued, and future SEC reporting and compliance. Without sufficient revenue, we may not be able to continue to comply with the SEC’s reporting rules, which could make it difficult or impossible for investors to sell their shares.
•	The company’s investors may suffer future dilution due to issuances of shares for various considerations in the future.
•	Our reporting obligations under section 15(d) of the Securities Exchange Act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.
•	Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.
•	We operate in an intensely competitive environment and may be unable to differentiate our product offerings and compete.
•	The market has experienced accelerated entry of competitors, including large global players and other newcomers in specialized areas.
•	We face an evolving regulatory environment enforced by various regulators across the world, which may result in costs to meet the compliance requirements.
•	Our success depends on the adoption and continued trust in fintech applications from our potential customers.
•	Our application contains sensitive user information that may experience threats from cybersecurity breaches, which may lead to significant economic liability and loss of customer base.
•	We are subject to data privacy regulations across the globe, creating compliance and data protection challenges.
•	Our industry is prone to rapid technological change, and we may need to expend additional capital to minimize product obsolescence.
•	We may depend on third-party providers for infrastructure, which may be exposed to operational difficulties that limits our scalability.
•	We may experience below expectation market acceptance of our product and bear adverse cash flows due to inefficient monetization.
•	Our company’s success is influenced by macroeconomic conditions, which may lead to underwhelming growth and poor fiscal performance.
•	We are in the early stages of operation, and operating at this early stage makes us susceptible to operating losses and scalability challenges.
•	Our company’s growth requires significant capital investments, which may lead to dilution of existing shareholders due to uncertain financing conditions.

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THE OFFERING

The Issuer:	YAN CHUANG GROUP INC.
Securities Being Offered:	2,000,000 shares of Class B (subordinate voting) Common stock
Price Per Share:	$2.00 USD
Duration of the Offering:

The shares will be offered for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on either (i) when the offering period ends, 270 days from the effective date of this prospectus, or (ii) the date when the sale of all 2,000,000 shares is completed, or (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior to the completion of the sale of all 2,000,000 shares registered under the Registration Statement of which this Prospectus is part, whichever of these three events occurs first.

Gross Proceeds	$4,000,000.00
Securities Issued and Outstanding:

There are 10,000,000 shares of Class B Common stock issued and outstanding as of the date of this prospectus, held by SILVER SAND FINTECH PTE. LTD. which is wholly owned by our sole officer and director, John Ng. If we are successful at selling all 2,000,000 shares in this offering, we will have 12,000,000 shares of Class B Common stock issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $16,612.40.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $4,000,000.00 as anticipated and there is no guarantee that we will receive any proceeds from this offering.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from June 4, 2025 (Inception) to June 30, 2025:

Financial Summary	June 30, 2025 ($) (Audited)
Cash and Deposits	37,333
Total Assets	37,333
Total Liabilities	16,100
Total Stockholder’s Equity (Deficit)	21,233

Statement of Operations	Accumulated from June 4, 2025 (Inception) to June 30, 2025 ($) (Audited)
Total Expenses	28,767
Net Loss for the Period	(28,767)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are a company with limited operations, have incurred expenses, and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will likely depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business operations, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to fully commence our commercial operations as described in the “Plan of Operation” section of this prospectus. As of June 30, 2025, we had $37,333 in cash and liabilities of $16,100. As of this date, we have no income and have just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require funding of approximately $980,000 to conduct our operations as herein proposed for a period of one year but have plans and abilities to operate our business for much less if required. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding, we may utilize funds from John Ng, our sole officer and director, who has informally agreed to advance some portion of funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. Although Mr. Ng has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company, he has agreed to continue loan the Company, on an as-needed basis, funds to provide the Company with the minimum required liquidity and capital to continue operation after month twelve, if necessary After one year, we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $16,612.40 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any other arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operation and launch our business. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

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We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on June 4, 2025, and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of new businesses enterprises. The likelihood of success must be considered in the context of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses in the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. Our company does not have sufficient history upon which to base any assumptions as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have limited business, sales, and marketing experience in our industry.

We have recently started our operations and have generated no revenues. While we have plans for marketing, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed plan to develop financial services software applications will gain wide acceptance in our target market or that we will be able to effectively market our service. Additionally, we are a newly formed, start-up company with limited prior experience in our industry. We are currently entirely dependent on the services of our sole officer and director, John Ng, to build our customer base. Our company has limited prior experience upon which it can rely to garner its first prospective customers for our services. Prospective customers will be less likely to purchase our service than a competitor’s because we have limited prior experience in our industry.

We are in a competitive market which could impact our ability to gain market share, which could harm our financial performance.

The business niche of development of financial services software applications is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are many successful mobile financial software application developers and companies providing financial software development services that offer similar services, which may prevent us from gaining sufficient market share to become successful. Many of our competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service. If we cannot attract enough customers to gain sufficient market share, our business and our financial performance will likely be adversely affected.

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There are inherent risks in AI related technologies that could harm the Company, in various ways.

•	Legal and Regulatory Uncertainty: The AI regulatory landscape is rapidly evolving at federal, state, and international levels. New laws or changes in existing regulations could require significant changes to AI implementation, increase compliance costs, or lead to substantial fines and penalties for non-compliance.
•	Data Privacy and Security: AI systems require the processing of vast amounts of data, which increases the exposure to potential data breaches, unauthorized access, and privacy violations. The misuse or exposure of personally identifiable information (PII) or proprietary data, even inadvertently through coding assistants or model outputs, can result in severe penalties under laws.
•	Algorithmic Bias and Inaccuracy: AI models can learn and amplify biases present in their training data, leading to discriminatory or unfair outcomes in areas such as hiring, lending, or healthcare diagnostics. Flawed or biased AI can lead to legal exposure, regulatory action, and a loss of public trust.
•	Operational Risks and Over-reliance: Over-reliance on AI systems for critical functions may lead to operational paralysis if the systems fail or produce inaccurate results. The "black box" nature of some complex AI models makes it difficult to understand how they reach conclusions, complicating troubleshooting and explanation to regulators or customers.
•	Cybersecurity Threats: Malicious actors are increasingly using AI to launch sophisticated cyberattacks (e.g., AI-generated deepfakes, convincing phishing emails). A company's own AI infrastructure and data used for training can also be targets for security incidents, resulting in data loss or system disruptions.
•	Reputational Harm: Public controversies surrounding a company's use of AI, such as ethical lapses, job displacement concerns, or the spread of misinformation, can cause significant damage to the company's brand and reputation.
•	Competition: Aggressive adoption and rapid innovation of AI technologies by competitors or new market entrants may decrease the company's competitive advantage and harm its performance.

Our business strategy contemplates the potential future development and adoption of blockchain and advanced cloud server technologies, but these technologies may never achieve commercial viability, and even if they do, they present significant risks.

We may seek to incorporate blockchain protocols and cloud infrastructure into our products and services. However, these technologies remain in early stages of development, and there is no assurance that they will mature, scale, or gain widespread market acceptance. If blockchain or cloud innovations fail to develop as anticipated, or if competing technologies prove more effective, our business model could be materially impaired.

Even if these technologies are successfully developed, they carry inherent risks. Blockchain systems face challenges such as scalability, interoperability, cybersecurity vulnerabilities, and evolving regulatory scrutiny of digital assets. Similarly, reliance on third-party cloud providers introduces risks of service disruption, data breaches, unfavorable contractual terms, and concentration of critical operations outside our direct control.

The uncertainty surrounding both the future development and the ultimate risks of these technologies could materially and adversely affect our business, financial condition, and results of operations.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors are much larger companies than us and very well capitalized. Our competitors could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Our competitors’ better financial resources could allow them to significantly outspend us on research and development, as well as marketing, client acquisition and production. We might not be able to maintain our ability to compete in this circumstance.

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We currently do not have any customers, and we cannot guarantee future customers. Even if we obtain new customers, there is no assurance that we will be able to generate a profit. If we are unable to obtain customers and generate a profit, we will have to cease operations.

As of the date of this filing, we have begun only limited business operations and currently do not have any customers. Additionally, we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will likely have to suspend or cease business operations.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract enough customers sufficient for us to operate profitably. If we do not operate profitably, we will likely suspend or cease operations.

Because we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will likely be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we will likely have to suspend or cease operations.

Since all of our currently outstanding issued shares of common stock are owned by SILVER SAND FINTECH PTE. LTD., which is wholly owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

Our sole officer and director, through his ownership of SILVER SAND FINTECH PTE. LTD., beneficially owns 100% of our currently outstanding common stock The interests of our sole officer and director may not always be the same as the interests of our other shareholders. Where those conflicts exist, our shareholders will be dependent upon our director exercising, in a manner fair to all our shareholders, his fiduciary duties as officer or as member of the Company’s board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all, or substantially all, of our assets and making amendments to our Articles of Incorporation. The sole officer and director’s concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of our company, which may have disadvantageous ramifications to minority shareholders.

We depend to a significant extent on one certain key person, the loss of whom may materially and adversely affect our company.

Currently, we have only one part-time non-employee officer who is also our director, John Ng. We depend entirely on John Ng for all our operations. The loss of Mr. Ng would likely have a substantial negative effect on our company and may cause our business to fail. Mr. Ng has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. Due to intense competition from companies seeking to recruit such skilled personnel and because there can be no assurance that we will be able to attract and retain other qualified personnel on acceptable terms, the loss of Mr. Ng’s services could prevent us from completing the development of our plan of operation and operating our business. In the event of the loss of the services of such essential personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel required to operate our business.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the reasonably foreseeable future.

Currently, we do not have a standing employment agreement, nor do we plan on entering into an employment agreement with our sole officer and director, John Ng. We also do not maintain any key person life insurance policies or expect to acquire key person life insurance for him in the reasonably foreseeable future. In the event of his death, our company will not be the beneficiary of any insurance payouts to cover any potential operating losses because of his passing.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenue, which may cause us to cease operations.

John Ng, our sole officer and director, will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our development, operations, and growth may be sporadic and only occur at times which are convenient to Mr. Ng. As a result of this sporadic operation schedule, operations may be periodically interrupted or suspended, which could result in a decrease or lack of revenues and/or a possible cessation of operations.

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Because we have uncertain plans for monetization of mobile apps we are currently developing and for mobile apps that we plan to develop in the future, there is no guarantee that we will ever make a profit and if we did not operate profitably, we would likely have to suspend or cease operations.

We currently do not have a financial services software application in active development and, at this time, have only uncertain plans for monetization. Future monetization plans may vary greatly depending upon the mobile apps that we eventually choose to develop. Additionally, there is a risk that Mr. Ng’s outside activities may limit the types of mobile apps that we may develop.

Our sole officer and director has limited experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. John Ng, our sole officer and director has limited experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the rules and regulations required by a public company that is a reporting company with the Securities and Exchange Commission. However, if we cannot abide by the enhanced procedural rules, disclosure controls, and financial control regulations required by public companies, we may not be able to operate successfully as a public company and your investment may be materially adversely affected.

Our executive officers do not reside in the United States. The U.S. stockholders would likely face difficulty in effecting service of process against our officers.

Our executive officers do not reside in the United States. The U.S. stockholders would likely face difficulty in:

•	effecting service of process within the United States on our officers;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act as codified in Section(2)(a)(19) of the Securities Act of 1933 and in the United States Code at 15 USC § 77b(a)(19). As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

2(a)(19) The term ‘‘emerging growth company’’ means an issuer that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. An issuer that is an emerging growth company as of the first day of that fiscal year shall continue to be deemed an emerging growth company until the earliest of— (A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more; (B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title; (C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (D) the date on which such issuer is deemed to be a ‘‘large accelerated filer’’, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

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For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;
-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

Additionally, Section 107 of the JOBS Act provides that an emerging growth company may take advantage of the extended transition period provided by Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Therefore, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of this permitted extended transition period. Because of this, our future financial statements may not be comparable to the financial statements of other companies that are required to comply with such new or revised accounting standards.

We will likely remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such occurrences might occur that may in the future disqualify us as an “emerging growth company” and disallow the use of these exemptions, we cannot predict if investors may find our common stock less attractive due to our potential utilizations of these exemptions. If some investors find our common stock less attractive because of our potential use of these accounting standards, there may be a less active trading market for our common stock, and this could result in increased volatility of our stock price.

If we fail to establish and maintain an effective system of internal control or disclosure controls or our procedures are not effective, we may not be able to report our financial results accurately and/or timely and/or prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue its own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we can rapidly grow our business, the necessary internal controls may become more complex, and significantly more resources may be required to ensure our internal controls remain effective. Failure to implement the required controls or potential control implementation difficulties could harm our operating results and/or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if that weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.

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Risks associated with this offering

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship with the company’s assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on June 4, 2025, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. For these reasons, our stockholders may not be able to receive a return on their investment if and when they sell shares of our company’s common stock.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $2.00 you pay for them. Upon completion of the offering, the net tangible book value of your shares is likely to be less than what you paid for them.

We are selling this offering without an underwriter and therefore may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our officer, John Ng, who will receive no commissions. There is no guarantee that we will be able to sell any of the shares. Unless we are unsuccessful in receiving the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has an offering price of less than $5.00 per share, subject to certain exceptions. Unless otherwise exempt, for any transaction involving a penny stock, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and therefore could cause a decline in the market value of our stock. Disclosures also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Our President, Mr. Ng does not have sufficient prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. Because of Mr. Ng’s lack of prior experience offering and selling securities and because our offering does not require a minimum amount raised, we may not be able to raise enough funds to commence and sustain our business venture and investors may lose their entire investment.

Mr. Ng does not have sufficient experience in conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, as a best effort offering, this offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds through this offering, we may not be able to fund our operations as planned, and our business will likely suffer, and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if a market does develop, that market may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Markets Group’s platforms after this prospectus is declared effective by the SEC. If, for any reason, our common stock is not quoted on the OTC Markets Group’s platforms or a public trading market for our stock does not otherwise develop, purchasers of the shares of our stock may have difficulty selling their common stock. No market makers have committed to becoming market makers for our common stock and it is possible that nom market makers may commit to liquidity in the future.

We will likely incur ongoing costs and expenses for present, continued, and future SEC reporting and compliance. Without sufficient revenue, we may not be able to continue to comply with the SEC’s reporting rules, which could make it difficult or impossible for investors to sell their shares.

The estimated cost of this registration statement is $16,612.40 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will likely have to utilize funds from John Ng, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Ng’s verbal agreement to provide us loans for registration costs is non-binding and is at his discretion. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, and/or other information with the SEC as required by the Securities Exchange Act. To be eligible for quotation, issuers must remain current in their SEC filings. For us to remain in compliance with the SEC, we will require future revenues to cover these filing costs, and these filing fees could potentially comprise a substantial portion of our available cash resources. Over the next 12 months, the costs of being a publicly traded company in compliance with the SEC’s filing requirements will likely total approximately $16,612.40. If we are unable to generate sufficient revenues to pay the filing and other fees required to remain in compliance with the SEC as a public company, it may be difficult for you to resell some, or all, of your (purchased) shares. Furthermore, if we are not able to afford the expenses associated with our SEC reporting obligations, then we will not be able to apply for quotation on the OTC Markets Group’s platforms.

The company’s investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of Common stock (twenty million of Common Class A and eighty million of Common Class B), par value of $0.001 per share and 10,000,000 (ten million) shares of Preferred Stock. Of our total Authorized Stock, 10,000,000 shares of Common Class B are currently issued and outstanding. If we sell the 2,000,000 shares of Common Class B stock offered in this offering, we will have 12,000,000 shares of Common Class B stock issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of Common stock described in this prospectus will likely result in substantial dilution in the percentage of our Common stock held by our existing shareholders. The issuance of Common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Common stock.

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Our reporting obligations under section 15(d) of the Securities Exchange Act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended, it may decrease our common stock’s liquidity, affecting your ability to resell our common stock.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Risk Factors specific to Yan Chuang Group Inc. and Competition in the Fintech Market

We operate in an intensely competitive environment and may be unable to differentiate our product offerings and compete.

The global fintech application market is projected to expand significantly over the next decade. For example, McKinsey & Company forecasts that the global fintech market will reach more than $400 billion by 2028, growing at a compound annual growth rate (CAGR) of roughly 15%. (Fintechs: A new paradigm of growth, Lindsay Anan et al., October 24, 2023). However, this rapidly growing market is marked by intense competition among established financial institutions, technology giants, and a multitude of well-funded fintech startups. Prominent competitors include firms such as PayPal, Square, Stripe, Robinhood, and Plaid, as well as traditional banks like JPMorgan Chase and Citigroup that are increasingly developing their own digital solutions. If we are unable to clearly differentiate our product offerings or effectively compete on factors such as innovation, user experience, or cost efficiency, our market share penetration and revenue growth could be significantly hindered.

The market has experienced accelerated entry of competitors, including large global players and other newcomers in specialized areas.

The competitive landscape is further complicated by the aggressive market entry of Big Tech companies—such as Google, Apple, and Amazon—which are extending their reach into financial services via integrated digital wallets and AI-powered financial management platforms. Moreover, emerging entrants specializing in niche areas (including decentralized finance and data analytics for risk management) continue to gain traction, potentially diminishing the relative appeal of our offerings. Failure to match or exceed the technological innovation and scale achieved by these competitors may impair our ability to retain and attract customers.

We face an evolving regulatory environment enforced by various regulators across the world, which may result in costs to meet the compliance requirements.

Our operations are subject to an evolving and often unpredictable regulatory landscape. In addition to US regulations, there are emerging regimes like the Digital Operational Resilience Act (DORA) in the European Union. New or revised regulations may require our Company to invest significantly in compliance systems, modify our product offerings, or even limit access to certain markets. Noncompliance could result in sanctions, fines, or restrictions that would materially impair our operating capabilities.

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Our success depends on the adoption and continued trust in fintech applications from our potential customers.

While the demand for digital financial services is increasing, adoption rates for fintech applications depend on consumer confidence in digital platforms, cybersecurity measures, and regulatory oversight. Any negative sentiment toward fintech services—whether due to security breaches, fraud concerns, or regulatory restrictions—could result in reduced adoption of our applications and negatively impact our revenue growth and profitability.

Our application contains sensitive user information that may experience threats from cybersecurity breaches, which may lead to significant economic liability and loss of customer base.

Fintech applications are prime targets for cyberattacks due to the sensitive nature of the financial and personal data they process. High-profile breaches—such as those at Equifax and Capital One—demonstrate the potential for widespread damage. A successful cyberattack could lead to significant financial liability, as well as irreparable damage to our reputation and customer trust.

We are subject to data privacy regulations across the globe, creating compliance and data protection challenges.

Our business model relies on the collection and analysis of user data to deliver AI-driven financial recommendations and real-time asset management capabilities. Compliance with global data protection regulations—including the European Union’s General Data Protection Regulation (GDPR) and the California Consumer Privacy Act (CCPA)—requires robust data security measures and can impose costly restrictions on our data practices. For instance, according to Wired Magazine, GDPR-related violations for Amazon have led to fines in excess of €746 million. (Amazon's Massive GDPR Fine Shows the Law's Power—and Limits, Matt Burgess, August 5th, 2021.) Inability to adequately protect customer data or adapt to evolving privacy regulations could result in material penalties or disrupt our business operations.

Our industry is prone to rapid technological change, and we may need to expend additional capital to minimize product obsolescence.

The fintech industry is characterized by rapid technological advances and innovation cycles. Failure to keep pace with developments in artificial intelligence, blockchain, decentralized finance technologies, and other emerging areas may render our applications less competitive or obsolete. According to McKinsey & Company, technology-driven disruption poses a continual threat to companies that do not invest adequately in research and development; the necessity for constant innovation can result in increased capital expenditure, potentially straining our financial resources.

We may depend on third-party providers for infrastructure, which may be exposed to operational difficulties that limits our scalability.

Our business and products may depend on third-party vendors, including cloud service providers, payment processors, and data analytics platforms, for essential technical infrastructure. Disruptions in service, technical failures, or security vulnerabilities at these providers could adversely affect our ability to deliver stable, reliable software application services to our customers. The termination of strategic partnerships or unfavorable amendments in vendor agreements could further restrict our operational capacity and limit market scalability.

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We may experience below expectation market acceptance of our product and bear adverse cash flows due to inefficient monetization.

As an emerging growth company, our ability to achieve sustained profitability hinges on widespread user adoption, efficient monetization, and effective management of customer acquisition costs. Historically, as many as 70% of fintech app development startups have failed within five years due to challenges in scaling operations and achieving consistent revenue growth (Startup Failure Rate Statistics (2025), Josh Howarth, June 5, 2025). Any delay in achieving substantial market acceptance or an inability to effectively monetize our innovative solutions may require us to raise additional capital, potentially diluting existing shareholders and adversely affecting cash flow.

Our company’s success is influenced by macroeconomic conditions, which may lead to underwhelming growth and poor fiscal performance.

The demand for fintech software solutions among both individual consumers and enterprises is also subject to broader macroeconomic conditions—such as fluctuations in interest rates, economic recessions, or periods of market volatility. For example, during the COVID-19 pandemic, fintech investment funding experienced a decline of approximately 25% year-over-year, underscoring the sensitivity of our sector to economic cycles (Jonathan Fu & Mrinal Mishra, Fintech in the Time of COVID−19: Technological Adoption During Crises, 50. J. Fin. Int. (2022)). Deterioration in global economic conditions, tightening credit markets, or shifts in investor sentiment could adversely affect our growth prospects and financial performance.

We are in the early stages of operation, and operating at this early stage makes us susceptible to operating losses and scalability challenges.

As a developing stage company, our limited operating history increases the uncertainty associated with our ability to execute on our business plan and achieve market penetration. Emerging growth companies typically face significant challenges in building brand recognition, scaling operations, and achieving profitability. These factors, combined with our continued investment in software development and market expansion, may result in periods of significant operating losses, which may cause you to lose all or some of your investment.

Our company’s growth requires significant capital investments, which may lead to dilution of existing shareholders due to uncertain financing conditions.

Our continued growth and competitiveness will depend on our ability to secure additional financing on favorable terms. Any inability to obtain capital through equity, debt, or strategic partnerships could constrain our ability to invest in new technologies, expand into new markets, or cover increased compliance costs. Given the inherent risks associated with emerging growth companies—such as dilution of existing shareholders and volatile financing conditions—investment in our securities involves a higher degree of uncertainty.

The risks described above—ranging from intense industry competition and evolving regulatory requirements to cybersecurity threats and the inherent uncertainties of an emerging growth company—could materially impact our business and financial condition. Investors should carefully evaluate these risks, many of which are interrelated and could be exacerbated by adverse market conditions, rapid technological change, or regulatory developments. While we are committed to mitigating these risks through strategic planning, robust security measures, and continual innovation, there is no assurance that we will succeed in addressing all potential challenges in a highly dynamic and competitive market environment.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $2.00. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75%, or 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $2,000,00.00 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Offering expenses	12,000	12,000	12,000	12,000
SEC reporting and compliance	12,000	12,000	12,000	12,000
Office	80,000	162,000	244,000	326,000
Business Website	30,000	61,000	91,000	122,000
Marketing	229,000	465,000	701,000	936,000
Freelance developers	637,000	1,288,000	1,940,000	2,592,000
Net proceeds	988,000	1,988,000	2,988,000	3,988,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $16,612.40 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, John Ng, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Ng’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Markets Group’s platforms when and if our common stocks become eligible for trading on the OTC Markets Group’s platforms. Mr. Ng will not be paid any compensation from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Ng. Mr. Ng will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

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DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of June 30, 2025, was $21,233 or approximately $0.002 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of June 30, 2025.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$2.00	$2.00	$2.00	$2.00
Post offering net tangible book value	1,021,233	2,021,233	3,021,233	4,021,233
Post offering net tangible book value per share	0.0973	0.1837	0.2627	0.3351
Pre-offering net tangible book value per share	0.002	0.002	0.002	0.002
Increase (Decrease) in net tangible book value per share after offering	0.0953	0.1817	0.2607	0.3331
Dilution per share	$1.9026	$1.8162	$1.7372	$1.6648
% dilution	95.14%	90.81%	86.86%	83.24%
Capital contribution by purchasers of shares	1,000,000	2,000,000	3,000,000	4,000,000
Capital Contribution by existing stockholders	10,000	10,000	10,000	10,000
Percentage capital contributions by purchasers of shares	99.01%	99.50%	99.67%	99.75%
Percentage capital contributions by existing stockholders	0.99%	0.50%	0.33%	0.25%
Gross offering proceeds	1,000,000	2,000,000	3,000,000	4,000,000
Anticipated net offering proceeds	988,000	1,988,000	2,988,000	3,988,000
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	10,500,000	11,000,000	1,500,000	12,000,000
Purchasers of shares percentage of ownership after offering	4.76%	9.09%	13.04%	16.67%
Existing stockholders percentage of ownership after offering	95.24%	90.91%	86.96%	83.33%

The following table sets forth as of June 30, 2025, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $2.00 per share of common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward- looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will likely remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $37,333 as of June 30, 2025. We believe our cash balance is not sufficient to fund our operations for a significant reasonable period of time. We have been utilizing and may utilize funds from John Ng, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Ng, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to register with the SEC as per our plan of operations, we require $16,612.40 of funding from this offering. Being a development stage company, we have a limited operating history, and we do not currently have any formal arrangements for additional financing. Our principal executive offices are located at 4711 Yonge St., 10th Floor, Toronto, ON, Canada, M2N 6K8. Our phone number is +1 (647)-777-7888.

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We are a development stage company and have not generated any revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long-term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have our expansion planned, and we have not decided yet on the specific scale of our development and expansion and on the exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue, we may need a minimum of $16,612.40 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find new customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash or cease operations entirely. Even if we raise the full $4,000,000.00 from this offering, we may need more funds for ongoing business operations after the first year and would have to obtain additional funding.

PLAN OF OPERATION

We incorporated in the State of Nevada on June 4, 2025. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated any revenue to date and just recently started our operations. If we are unable to successfully find new clients who will use our service, we may quickly use up the proceeds from this offering.

We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

We plan on raising $4,000,000 USD through this offering to establish and fund the operation of the first 12 months of our business. We have estimated below two budgets for our first operating year: 1) A high/expected expanded cost budget of $4,00,000 USD, and 2) a low baseline budget of $980,000 to meet basic operating costs, if we are unable to raise the full $4,000,000 through this offering.

Offering Timeline:

We expect to complete our public offering within 270 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion of this offering is as follows:

Month 1 – Incorporation & Legal Setup ($30,000-$95,000)

In our first month, YAN CHUANG GROUP INC. focused on formal incorporation, securing intellectual property rights, and ensuring regulatory compliance. We completed selecting a legal business structure and filing incorporation documents. Legal counsel will be engaged to review SEC regulations, fintech compliance requirements, and data privacy laws such as GDPR and CCPA. We are also initiating discussions with regulatory bodies for early-stage compliance considerations. If funding is constrained, legal expenses will be minimized by using standardized incorporation services and delaying certain filings.

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Month 2 – Initial Product Design & Market Research ($40,000-$260,000)

This phase will involve extensive market research, competitor analysis, and product blueprinting to ensure the software addresses industry gaps. Our product development team will conduct customer interviews and compile data on insurance automation, asset management tools, and transaction security solutions. Wireframes and mock-ups of key platform features will be created, and technical feasibility assessments will be carried out. If operating on a constrained budget, market research will rely more on secondary data sources rather than custom surveys.

Month 3 – MVP Development – Core Financial Tools ($150,000-$480,000)

The focus will shift to minimum viable product (MVP) development in the third month and our engineering team will begin the building of the initial software framework, backend database infrastructure, and core API functionalities. Outsourced developers may be used if IPO funding is insufficient. The MVP will include basic financial tracking, initial insurance policy management tools, and secure transaction processing features. If operating with expanded funding, in-house developers will be hired to accelerate the process and integrate AI-driven analytics into the first prototype.

Month 4 – Security & Compliance Integration ($50,000-$250,000)

Cybersecurity protections and compliance measures will be implemented to align with regulatory mandates and user trust requirements. AI-powered fraud detection and multi-factor authentication protocols will be introduced to safeguard financial transactions. Additionally, we are evaluating the use of blockchain technology to enhance the immutability and verification of specific transaction records as part of our overall security architecture. Legal experts will conduct a compliance review to ensure data handling meets SEC standards. If resources are limited, security features will be implemented incrementally, with additional measures added in later phases.

Month 5 – Beta Testing & Early-Stage User Acquisition ($75,000-$150,000)

A closed beta testing phase will begin with selected enterprise clients and individual users, allowing feedback collection and product refinements. Testers will provide insights on software usability, security features, and workflow efficiency. Early-stage customer acquisition efforts will include targeted outreach to insurance firms, asset managers, and fintech industry leaders. A lean approach will focus on organic community engagement, while additional funding could allow paid user acquisition campaigns.

Month 6 – Insurance & Investment Software Module Development ($125,000-$350,000)

Feature development will expand to include AI-driven insurance policy comparisons, investment portfolio analytics, and predictive financial planning tools. Machine learning models will be trained using market data to enhance insurance recommendations and optimize investment strategies. If IPO funding is robust, financial modelling algorithms and expanded automation features will be prioritized; otherwise, a modular rollout strategy will be employed.

Month 7 – API Development & Early Enterprise Partnerships ($50,000-$350,000)

We will initiate API development to facilitate integration with banks, insurers, and investment firms, enabling seamless data exchange between financial institutions and users. Simultaneously, discussions with insurance carriers and transaction providers will begin establishing revenue-generating partnerships. If funding is constrained, API functionality will be kept minimal, delaying enterprise partnerships until later phases.

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Month 8 – Expanded Beta Testing & Compliance Refinements ($75,000-$365,000)

A second round of beta testing will commence, focusing on user experience improvements, regulatory adjustments, and security stress tests. Fintech licensing applications will be finalized to meet international financial regulations, ensuring compliance with SEC, EU, and Asian financial regulators. Additional cybersecurity enhancements may be implemented if IPO funding is available, securing advanced fraud detection capabilities.

Month 9 – User Acquisition & Early Marketing Push ($80,000-$300,000)

The first major marketing campaign will be launched to attract early adopters, leveraging digital advertising, content partnerships, and influencer collaborations. A combination of organic promotion and paid acquisition strategies will be deployed based on available funding. If financing is constrained, promotional efforts will rely on low-cost content marketing and networking with fintech professionals, whereas an expanded budget will allow for an increased advertising spend.

Month 10 – Hiring & Expanding Internal Operations ($100,000-$500,000)

Key hiring decisions will be made, onboarding software engineers, compliance analysts, and business development professionals to support growth objectives. Expanded funding will allow more rapid hiring and internal development, while a constrained budget will focus on outsourcing certain roles to reduce overhead costs.

Month 11 – Final Preparations for Public Launch ($85,000-$350,000)

In preparation for the official launch, software optimizations, regulatory audits, and infrastructure scaling will take place. Server capacity will be expanded to accommodate initial user growth, and final compliance approvals will be secured. If funding is strong, international expansion preparations will begin, otherwise, a staged rollout will be prioritized.

Month 12 – Official Market Launch & Scaling ($120,000-$550,000)

YAN CHUANG GROUP INC. will officially launch its fintech software application development services, deploying customer onboarding workflows, monetization features, and initial revenue-generating strategies. Expanded advertising, influencer endorsements, and strategic partnerships will be executed based on available funding. If resources are limited, launch efforts will focus on organic growth through referral programs and customer engagement initiatives.

Below is a breakdown of the first 12 months of operation:

DETAILED OPERATIONAL TIMELINE & COST ESTIMATE (FIRST 12 MONTHS)

Overview & Financial Constraints

YAN CHUANG GROUP INC. will prioritize lean operations, focusing on software development, regulatory compliance, and initial market entry while maintaining strict cost controls. The ability to raise funding through an IPO will significantly impact development speed, staffing, and feature implementation, necessitating a tiered budget approach:

•	Baseline Budget (Low Estimate) – Budget-constrained operations assuming IPO funds are limited, requiring outsourced development, minimal early hires, and a more gradual rollout.

•	Expanded Budget (High Estimate) – More aggressive spending assuming IPO raises sufficient capital, allowing faster hiring, advanced product development, and improved marketing and compliance infrastructure.

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Month-by-Month Timeline & Cost Estimates

Month	Key Action	Baseline Cost ($, Low Estimate)	Expanded Cost ($, High Estimate)	Notes
Month 1	Incorporation & Legal Setup	$30,000	$95,000	SEC filings, IP protections, regulatory compliance, incorporation costs.
Month 2	Initial Product Design & Market Research	$40,000	$260,000	Competitive analysis, prototype wireframing, software specifications.
Month 3	MVP Development – Core Financial Tools	$150,000	$480,000	Outsourced software engineers vs. in-house development.
Month 4	Security & Compliance Integration	$50,000	$250,000	AI-driven fraud detection, blockchain-based secure transactions.
Month 5	Beta Testing & Early-Stage User Acquisition	$75,000	$150,000	Internal test users, refinements based on feedback, initial advertising.
Month 6	Insurance & Investment Software Module Development	$125,000	$350,000	AI-driven insurance analysis, financial planning tools.
Month 7	API Development & Early Enterprise Partnerships	$50,000	$350,000	Integration with insurers, payment processors, banks.
Month 8	Expanded Beta Testing & Compliance Refinements	$75,000	$365,000	Regulatory compliance audits, final software security testing.
Month 9	User Acquisition & Early Marketing Push	$80,000	$300,000	Digital ads, influencer partnerships, enterprise outreach.
Month 10	Hiring & Expanding Internal Operations	$100,000	$500,000	Engineers, regulatory analysts, business development team.
Month 11	Final Preparations for Public Launch	$85,000	$350,000	Server scalability, regulatory licensing, user outreach.
Month 12	Official Market Launch & Scaling	$120,000	$550,000	Full-scale marketing, partnership activation, new feature rollouts.

Annual Total Cost Estimates

•	Baseline Budget (Low Estimate, Limited IPO Funding): $980,000

•	Expanded Budget (High Estimate, Full IPO Funding): $4,000,000

Given the constraints of keeping the budget under $1 million if we do not meet our complete funding goals, YAN CHUANG GROUP INC. may have to outsource development, limit early hiring, and focus on a phased product rollout. If IPO funds allow for expanded spending, faster hiring, broader partnerships, and enhanced security measures will accelerate scalability.

Conclusion

We will employ a flexible financial strategy, adjusting hiring pace, compliance investments, and marketing efforts based on actual IPO funding levels. The first twelve months will be critical for product development, regulatory approval, and market entry, with controlled spending enabling a lean launch strategy.

If our S-1 Registration Statement fails to generate sufficient cash for our plans in the long-term, we will rely on our Chief Executive Officer to assist in the funding of the Company. Additionally, we may look for loans outside of the Company, and or sales of our common stock in private placements. Further, we anticipate our software platform to be fully developed by the end of December 2026 and will rely on sales of that software.

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OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is very limited historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated no revenues yet. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on June 4, 2025, to June 30, 2025

During this period, we incorporated the company, prepared a business plan, received equity funding from our sole officer and director and engaged in market research. Our loss since inception is $28,767. We have just recently started our business operations, however, and will not start significant operations until we have completed this offering.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2025, the Company had $37,333 cash and our liabilities were $16,100, comprising accrued expenses. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require funding of approximately $16,612.40 to pay for expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 10,000,000 shares of Class B Common stock to SILVER SAND FINTECH PTE. LTD., which is wholly owned by our sole officer and director, John Ng, at a price of $0.001 per share, for net proceeds of $10,000.00.

We are attempting to raise funds to proceed with our plan of operations. We may have to utilize funds from John Ng, our sole officer and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Ng has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Ng’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

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No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source of cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs associated with becoming a publicly reporting company. The Company anticipates over the next 12 months that the cost of being a reporting public company will total approximately $16,612.40.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially those required by Section 404 of the Sarbanes-Oxley Act of 2002. The additional corporate governance responsibilities placed on management could potentially reduce the time available for implementing the business plan and may slow down its operations.

DESCRIPTION OF BUSINESS

In General

YAN CHUANG GROUP INC. was incorporated in Nevada on June 4, 2025. We are a development stage company and intend to commence commercial operations in the fintech software application development businesses. Our principal office address is located at 4711 Yonge St., 10th Floor, Toronto, ON, Canada, M2N 6K8. Our telephone number is +1 (647)-777-7888. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and as of this filing we have earned no revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations as detailed above we will require between $980,000 and $4,000,000 over the next twelve months. After twelve months, we may need additional financing. If we do not generate any revenue, we may need an additional minimum of $16,612.40 in funding to pay for SEC filing requirements. These funds may be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also likely need more funds to develop our own financial service software applications. We will likely also require additional financing to sustain our business operations if we are not successful in earning revenues. We cannot provide any assurance that we will be able to raise such additional funding in the future.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our sole officer and director, engaging in market research, and planning the functionalities of our initial application. We received our initial funding of $10,000.00 through the sale of Class B Common stock to our sole officer and director, who, via his wholly owned Singapore Company SILVER SAND FINTECH PTE. LTD. purchased an aggregate of 10,000,000 shares at $0.001 per share. Our financial statements from inception (June 4, 2025) through our first fiscal year ended June 30, 2025, report no revenues and a net loss of $28,767.

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Our Business

YAN CHUANG GROUP INC. aims to revolutionize the financial service application software development industry by developing cutting-edge software solutions in asset management, insurance, and other financial services for insurance broker and financial advisor clients. Our mission is to empower individuals and organizations with innovative tools that enhance financial decision-making, improve risk management, and streamline operations.

Our fintech software application development company develops tailored software solutions that support financial institutions in their digital transformation. By leveraging AI, blockchain, and cloud-based technologies, we provide scalable, adaptable financial software that addresses core business needs, enhances efficiency, and improves customer satisfaction.

In our product offerings, we plan to incorporate blockchain technology to enhance the security and transparency of certain financial transactions. Specifically, blockchain may be used to create a secure and immutable ledger for recording and verifying transactions. This could involve the tokenization of assets, where traditional financial instruments are represented as digital tokens on a blockchain. These tokens can then be traded and settled on a blockchain network, potentially reducing the need for intermediaries and increasing the speed and efficiency of transactions. However, the final implementation and scope of this technology are still under development and subject to change.

Additionally, we intend to utilize cloud-based technologies to store and manage data, as well as to perform certain computational tasks. This approach allows us to offload some processes from local devices to secure cloud servers, potentially improving the speed and performance of our applications. While these technologies are still in the development stage, we believe they will play a crucial role in the future of financial services. As financial technology continues to evolve, institutions that embrace custom fintech innovations will gain a competitive edge in delivering secure, efficient, and data-driven financial services.

Product Offerings

We intend to develop integrated financial services software applications that seamlessly combine asset management, insurance, and financial advising services.

Depending on funds raised through this offering, we plan on developing either a single application or separate application that facilitate and integrate:

•	Asset Management Software: Advanced portfolio management tools enabling automated investment strategies, real-time analytics, and performance tracking.
•	Insurance Solutions: Comprehensive insurance software that provides risk assessment, policy management, and claims processing.
•	Financial Services Software: Broad suite of financial tools including budgeting, financial planning, and compliance management.

MARKET OVERVIEW

The global fintech industry continues to experience rapid growth as businesses and individuals seek innovative financial solutions that enhance efficiency, transparency, and security. With increasing digital adoption and evolving regulatory frameworks, there is a strong demand for cutting-edge software that simplifies financial operations and improves accessibility.

Insurance Solutions & Policy Management

The insurance industry is undergoing significant digital transformation, with consumers and businesses seeking smarter ways to compare policies, manage purchases, and streamline claims. Traditional insurance processes are often complex, time-consuming, and opaque, leading to inefficiencies for both insurers and policyholders.

Our software is in its development stage. Once fully developed, our fintech software applications will be designed to leverage data analytics and automation to simplify insurance policy comparisons, provide intelligent recommendations based on customer needs, and enable seamless digital policy purchases. By integrating claims management solutions, we will strive to enhance transparency and expedite claims processing, reducing delays and improving customer satisfaction. The demand for digital insurance solutions is expected to grow as more consumers prioritize convenience and insurers adopt data-driven strategies to optimize risk assessment and customer engagement.

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Asset Management Technology

The asset management sector is increasingly influenced by fintech innovations, with individuals and businesses seeking sophisticated financial tools that enable effective portfolio management and wealth planning. Traditional investment approaches are being augmented by AI-driven analytics, real-time financial insights, and automated decision-making tools.

Our fintech solutions will empower users with intuitive asset management platforms that provide real-time visibility into financial portfolios, helping them make informed investment decisions. By integrating AI-powered financial planning and portfolio optimization features, our technology enhances accessibility and personalization, catering to both retail investors and institutional asset managers. The growth of digital wealth management platforms is driven by the rising demand for self-directed financial planning and the accessibility of investment insights through fintech applications.

Secure Transaction Solutions

Trust and security remain paramount in financial transactions, particularly in high-stakes environments such as escrow services, contract settlements, and digital payments. Traditional transaction workflows are often prone to inefficiencies, disputes, and security vulnerabilities, necessitating more robust solutions. Our fintech technology will aim to provide secure, automated transaction workflows that ensure reliability and transparency between parties.. The demand for secure fintech transaction solutions is growing as organizations prioritize risk mitigation, compliance adherence, and fraud prevention in an increasingly digital financial ecosystem.

Fintech Software Development

The fintech industry thrives on technological advancements that provide seamless access to financial services, enabling businesses and individuals to efficiently manage their financial activities. The integration of user-friendly software that incorporates real-time data visualization, personalized recommendations, and compliance tools is essential in driving fintech adoption.

Our fintech software development business will focus on creating mobile and web-based applications that simplify financial operations, improve accessibility, and optimize decision-making. Whether it’s insurance management, transaction security, or asset planning, our tailored fintech solutions will cater to the evolving needs of businesses and consumers. The increasing reliance on digital financial solutions underscores the market opportunity for intuitive fintech software that enhances user experiences while maintaining regulatory compliance.

Custom Financial Technology Innovations

As businesses and financial institutions seek customized digital solutions that address specific operational challenges, the need for advanced compliance automation, risk management tools, and customer engagement platforms is rapidly expanding. Organizations require fintech innovations that streamline workflows while adapting to regulatory changes and market dynamics.

Exploratory Integration of Blockchain Technology

In our product development roadmap, we are researching and evaluating potential applications of blockchain technology to enhance the automation, security, and trust aspects of our software services. Specifically, we are considering two primary avenues of exploration:

•         Smart Contracts for Automated Insurance Processes: We are evaluating the use of blockchain-based smart contracts to automate the processing of certain straightforward insurance claims. For example, for qualifying events that can be verified against external, reliable data sources (such as flight delay APIs or IoT sensor data), a smart contract could be programmed to automatically verify the claim condition and initiate a payout. This aims to reduce manual paperwork, accelerate settlement times, and improve the user experience for eligible claims.

•         Enhanced Security and Verification: We are investigating how blockchain's tamper-evident and verifiable properties could be used to strengthen user login security and identity verification processes. This may involve the development of decentralized identity solutions to help mitigate the risks associated with centralized data storage breaches and to make authentication for sensitive actions more secure and transparent.

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It is important to emphasize that these blockchain applications are currently in the early-stage research and conceptual design phase. Their final implementation will be contingent upon further assessment of technical feasibility, regulatory developments, development costs, and market needs. We may partner with third-party blockchain platforms or technology providers to implement such features.

Cloud-Based Infrastructure

Our software applications will be primarily built on cloud-based infrastructure. The terms "cloud technology" or "cloud-based infrastructure" in this context refer to shared computing resources (such as servers, storage, databases, networking, and software) delivered as a service over the internet and available on demand. We intend to leverage industry-leading cloud service platforms, such as Microsoft Azure, for deploying our application backend and services, based on the following considerations:

•         Data Storage and Security: We plan to utilize the high-security, encrypted data centers provided by cloud service providers like Azure to store and process users' sensitive financial information. This approach is designed to help us comply with stringent data protection regulations such as GDPR and CCPA.

•         Computational Performance and Scalability: By offloading computationally intensive tasks (e.g., complex portfolio simulations, AI model inference) to cloud servers, we aim to reduce the processing burden on users' mobile devices. This is intended to ensure a responsive, smooth application experience and to allow our services to scale elastically in response to user growth.

•         Service Reliability and Maintenance: Relying on a cloud provider's globally distributed data centers and professional operations teams is expected to provide high availability, disaster recovery capabilities, and reduce the upfront capital expenditure and complexity associated with building and maintaining physical data centers.

Our fintech software application development company will strive to develop tailored software solutions that support financial institutions in their digital transformation. By leveraging AI, blockchain, and cloud-based technologies, we provide scalable, adaptable financial software that addresses core business needs, enhances efficiency, and improves customer satisfaction. As financial technology continues to evolve, institutions that embrace custom fintech innovations will gain a competitive edge in delivering secure, efficient, and data-driven financial services.

Industry Background and Growth Trends

The financial technology (fintech) industry has undergone significant transformation over the past two decades, driven by advancements in digital infrastructure, evolving consumer preferences, and regulatory shifts. The emergence of mobile and web-based financial applications has reshaped traditional banking, asset management, insurance, and transactional processes, enabling greater efficiency, accessibility, and transparency.

Past: Historically, financial services were dominated by legacy institutions, with transactions, investments, and insurance processes requiring physical paperwork, manual approvals, and in-person interactions. The early 2000s witnessed the rise of online banking and electronic trading platforms, setting the stage for broader fintech adoption. Mobile applications gained prominence in the 2010s, allowing consumers and businesses to manage their finances remotely with real-time access to financial data, investment portfolios, and insurance policies.

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Present: The global fintech app market is now a multi-trillion-dollar industry, fueled by artificial intelligence (AI), machine learning, blockchain technology, and cloud computing. Consumers demand seamless financial experiences, driving fintech companies to innovate with automated investment advisory, insurance claim automation, and frictionless digital transactions. Fintech software solutions now cater to both individual users and enterprise clients, offering real-time financial planning, risk assessment, and compliance management tools.

According to market research, the global fintech market is projected to reach $400 billion by 2028, growing at a compound annual growth rate (CAGR) of 15% (Fintechs: A New Paradigm of Growth, Lindsay Anan et al., October 24, 2023). Within this broader sector, insurance technology (insurtech), asset management platforms, and secure transaction solutions remain high-growth areas. Insurtech applications are streamlining policy comparisons, purchases, and claims processing, while digital wealth management tools provide AI-driven investment recommendations.

Future: The future of fintech applications will be shaped by regulatory evolution, cybersecurity advancements, decentralized finance (DeFi), and integration with emerging technologies such as generative AI and quantum computing. The demand for hyper-personalized financial services is expected to accelerate, pushing fintech companies to develop intuitive, data-driven applications that anticipate user needs. Additionally, increased scrutiny from financial regulators worldwide will necessitate compliance automation and secure financial transaction innovations that align with Know Your Customer (KYC) and AntiMoney Laundering (AML) standards.

Competitive Landscape

The fintech app market is highly competitive, with established financial institutions, technology giants, and fintech startups vying for market share. Notable competitors include:

–	Legacy Financial Institutions – Traditional banks, asset managers, and insurance companies continue to develop their own fintech solutions, leveraging their brand recognition and regulatory expertise.
–	Big Tech Firms – Companies such as Apple, Google, Amazon, and Microsoft have integrated financial services into their ecosystems, offering digital wallets, investment platforms, and AI-driven financial assistance.
–	Fintech Unicorns & Established Players – Market leaders such as PayPal, Square, Stripe, Robinhood, Plaid, and Chime dominate key fintech verticals, including payments, investing, and financial data integration.
–	Emerging Fintech Startups – A wave of disruptive fintech startups is focusing on niche markets, including DeFi, digital lending, blockchain transactions, and ESG-driven investment platforms.

Competitive Advantages

Despite a crowded fintech market, YAN CHUANG GROUP INC. is positioned to differentiate itself with the following key advantages:

–	End-to-End Financial Solutions – Unlike many fintech providers focused on a single vertical, YAN CHUANG GROUP INC. integrates insurance management, asset planning, secure transactions, and financial software development into a comprehensive ecosystem, ensuring seamless interactions between different financial services.
–	AI-Driven Personalization & Automation – Leveraging artificial intelligence and machine learning, our company offers intelligent financial planning tools, automated insurance claim assessments, and predictive analytics to enhance customer decision-making and operational efficiency.
–	Robust Security & Compliance Infrastructure – With increasing regulatory scrutiny on fintech solutions, our company prioritizes secure transactions, compliance automation, and fraud prevention, ensuring adherence to global financial regulations.
–	Scalable & Customizable Fintech Software – The company develops flexible, user-centric financial applications tailored to individuals, businesses, and institutional clients, allowing seamless adaptation to varying financial needs across diverse markets.
–	Strategic Global Expansion – With multilingual capabilities and experience in North American, European, and Asian financial markets, our company is well-positioned to scale internationally, targeting high-growth regions where demand for digital financial solutions is accelerating.

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The fintech industry is at a pivotal moment of growth and transformation, driven by technological advancements and shifting consumer expectations. The company is uniquely positioned to capitalize on emerging trends in insurance technology, asset management platforms, secure transaction solutions, and fintech software application development. Through innovation, compliance expertise, and strategic market expansion, the company aims to become a leading force in financial service software application development, empowering businesses and individuals with advanced, user-friendly fintech applications.

Competition

YAN CHUANG GROUP INC. will operate within the highly competitive financial technology (fintech) software development sector, which is characterized by rapid innovation, significant market growth, and evolving regulatory frameworks. The global fintech market is projected to reach approximately $400 billion by 2028, growing at a compound annual growth rate (CAGR) of 15% (Fintechs: A New Paradigm of Growth, Lindsay Anan et al., October 24, 2023). This growth is driven by increasing digital adoption, evolving consumer preferences, and advancements in technology.

Industry Competition and Market Dynamics

The fintech industry is marked by intense competition from established financial institutions, technology giants, and numerous well-funded fintech startups. Prominent competitors include firms such as PayPal, Square, Stripe, Robinhood, and Plaid, as well as traditional banks like JPMorgan Chase and Citigroup that are increasingly developing their own digital solutions. Additionally, Big Tech companies such as Google, Apple, and Amazon are extending their reach into financial services through integrated digital wallets and AI-powered financial management platforms. Emerging entrants specializing in niche areas, including decentralized finance and data analytics for risk management, continue to gain traction, potentially diminishing the relative appeal of our offerings.

Competitive Innovations and Global Players

The competitive landscape is further complicated by the aggressive market entry of Big Tech companies, which leverage their extensive resources and customer bases to dominate the market. These companies are investing heavily in fintech innovations, including blockchain technology, artificial intelligence, and machine learning, to enhance their product offerings and improve user experience. Failure to match or exceed the technological innovation and scale achieved by these competitors may impair our ability to retain and attract customers.

Regulatory and Compliance Risks

Our operations will be subject to an evolving and often unpredictable regulatory landscape spanning multiple jurisdictions. In addition to regulation by the U.S. Securities and Exchange Commission (SEC) and other domestic authorities, there are also international regulations, such as those promulgated by the European Banking Authority (EBA), the Hong Kong Monetary Authority (HKMA), and emerging regimes like the Digital Operational Resilience Act (DORA) in the European Union. New or revised regulations may require our company to invest significantly in compliance systems, modify our product offerings, or even limit access to certain markets. Noncompliance could result in sanctions, fines, or restrictions that would materially impair our operating capabilities.

Cybersecurity and Data Privacy Risks

Fintech applications are prime targets for cyberattacks due to the sensitive nature of the financial and personal data they process. According to IBM Security’s Cost of a Data Breach Report 2024, the average cost of a data breach in the financial sector is estimated at approximately $4.88 million (Cost of a Data Breach Report 2024, IBM Security & Ponemon Institute, July 2024). High-profile breaches, such as those at Equifax and Capital One, demonstrate the potential for widespread damage. A successful cyberattack on our systems could lead to significant financial liability, as well as irreparable damage to our reputation and customer trust.

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Conclusion

To succeed in a competitive landscape characterized by characterized by intense industry competition, rapid technological advancements, and evolving regulatory requirements, we must continuously innovate, ensure robust compliance, and effectively manage cybersecurity risks. While we are committed to addressing these challenges, there is no assurance that we will succeed in navigating this highly dynamic and competitive market environment.

Marketing

Because attracting and retaining a significant customer base will be essential to our success, we have allocated over one quarter of our operating budget to marketing, advertising, and new customer acquisition. However, despite our efforts, there is no guarantee that we will be able to attract and retain enough customers to justify our expenditures, which could lead towards unsustainable marketing spending and eventually a net loss. If we are unable to generate significant revenue and protect ourselves against that risk, that would likely materially affect our financial condition, and our business could likely be harmed.

Winning customers will be critical to our ability to grow our business. We are a new and unestablished company, have a weak competitive position in the industry and no revenues yet. We have an operational loss of $28,767 from June 4, 2025, through our first fiscal year ended June 30, 2025. We need capital to execute our current business plan, especially marketing and customer acquisition. We also anticipate we may require additional financing to execute our business plan and may not have sufficient financing to sustain our current operations. Many competing companies in fintech have greater financial and technical resources than ours. It is uncertain if our software application development will achieve and sustain the high levels of demand and market acceptance necessary for success.

The market competition in the financial services software application development landscape is high. Many large well-established financial services and software companies are developing seeking to offer similar products or services. YAN CHUANG GROUP INC. has not yet entered this market and has no market penetration to date. Once we have entered the market, we will be one of many participants in the business of financial service software development. Many established and well financed entities are currently active in the business. Most of YAN CHUANG GROUP INC.’s competitors have significantly greater financial resources, customer base, technical expertise, and managerial capabilities than us. We are, consequently, at a competitive disadvantage in this niche fintech space. Therefore, investors must be aware that YAN CHUANG GROUP INC. may not be able to establish itself within the fintech software application development industry.

Risks are inherent in the AI sector. The following are some of the key risk factors applicable to AI:

•	Legal and Regulatory Uncertainty: The AI regulatory landscape is rapidly evolving at federal, state, and international levels. New laws or changes in existing regulations could require significant changes to AI implementation, increase compliance costs, or lead to substantial fines and penalties for non-compliance.
•	Data Privacy and Security: AI systems require the processing of vast amounts of data, which increases the exposure to potential data breaches, unauthorized access, and privacy violations. The misuse or exposure of personally identifiable information (PII) or proprietary data, even inadvertently through coding assistants or model outputs, can result in severe penalties under laws.
•	Algorithmic Bias and Inaccuracy: AI models can learn and amplify biases present in their training data, leading to discriminatory or unfair outcomes in areas such as hiring, lending, or healthcare diagnostics. Flawed or biased AI can lead to legal exposure, regulatory action, and a loss of public trust.
•	Operational Risks and Over-reliance: Over-reliance on AI systems for critical functions may lead to operational paralysis if the systems fail or produce inaccurate results. The "black box" nature of some complex AI models makes it difficult to understand how they reach conclusions, complicating troubleshooting and explanation to regulators or customers.
•	Cybersecurity Threats: Malicious actors are increasingly using AI to launch sophisticated cyberattacks (e.g., AI-generated deepfakes, convincing phishing emails). A company's own AI infrastructure and data used for training can also be targets for security incidents, resulting in data loss or system disruptions.
•	Reputational Harm: Public controversies surrounding a company's use of AI, such as ethical lapses, job displacement concerns, or the spread of misinformation, can cause significant damage to the company's brand and reputation.
•	Competition: Aggressive adoption and rapid innovation of AI technologies by competitors or new market entrants may decrease the company's competitive advantage and harm its performance.

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Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have no employees. John Ng, our sole officer and director, is a non-employee officer and director of the Company. We intend to hire employees on an as-needed basis.

OFFICES

Our business office is located at 4711 Yonge St., 10th Floor, Toronto, ON, Canada, M2N 6K8. This is the office provided by our President and Director, John Ng. We do not pay any rent to Mr. Ng and there is no agreement to pay any rent in the future.

Our telephone number is +1 (647) 777-7888.

Our executive office is not in the United States, nor does our executive officer reside in the United States. The U.S. stockholders would likely face difficulty in:

•	effecting service of process within the United States on our officers;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers; and bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers.

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LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
John Ng 4711 Yonge St., 10th Floor Toronto, ON, Canada, M2N 6K8	46	President, Treasurer, Secretary and Director (Principal Executive, Financial, and Accounting Officer)

John Ng has acted as our President, Treasurer, Secretary and sole Director since we incorporated on June 4, 2025. Mr. Ng, through his wholly owned Singapore company, SILVER SAND FINTECH PTE. LTD., owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Ng was going to be our sole President, Chief Executive Officer, Treasurer, and Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. For the last 20 years, Mr. Ng has been working in business development and broadening his understanding of finance and tech.

John Ng has served as the Yan Chuang Group Inc.’s sole officer since its inception, and holds the titles of Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Secretary. He brings over two decades of experience in corporate finance, startup development, company creation and governance. From 2020, Mr. Ng has been a Director at CIC Capital Management Limited, where he oversees corporate governance, corporate development and ESG initiatives. Between 2017 and 2021, he served as an Independent Director of United Food Holdings Limited (SGX:AZR), acting as Chairman of the Remuneration Committee and as a member of both the Audit and Nomination Committees, with responsibility for executive compensation, financial reporting oversight, and board succession planning. Prior to that, from 2013 to 2020, Mr. Ng was Vice President of Amasse Capital Limited (HKEX:8168). In that role, he advised Hong Kong–listed companies on Exchange listing rules, led corporate development engagements, and liaised with the Securities and Futures Commission and the Stock Exchange of Hong Kong.

From 2006 to 2011, Mr. Ng served as Managing Partner (and from 2004 to 2006 as Vice President) of Zeuspac Capital Inc., where he managed the full private-equity deal cycle—origination, financial modelling, due diligence, negotiation and closing—for U.S., Canadian, Hong Kong and PRC institutional and private investors. He led transaction teams, drafted investment memos for committee review, negotiated limited-partner agreements, and established risk management and internal-control standards, in addition to supervising post-investment portfolio valuation and investor reporting.

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Earlier in his career, Mr. Ng was a Financial Consultant at Desjardins Securities (2003–2004), contributing to the management of a US$300 million asset portfolio, developing and executing sales plans and client investment strategies, and constructing sector-level return projections; and served in the Research Department of Maison Placement Canada Inc. (2002–2003), where he designed and maintained a VBA/MS Access mutual-fund database and conducted financial analysis of the gold-production sector.

Mr. Ng holds an Executive Master of Business Administration from Shanghai Jiao Tong University (2007) and a Bachelor of Arts with Honours in Economics and Sociology from Trent University (2001). He is fluent in English, Cantonese and Mandarin.

During the past ten years, John Ng has not been involved in any legal proceedings material to an evaluation of his integrity or ability to act as an officer or director of the company.

During the past ten years, Mr. Ng has not been subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Ng was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding;
3.	An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Ng’s involvement in any type of business, securities or banking activities;
4.	Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;
5.	Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
6.	Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
7.	Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics and Business Conduct:

The board of directors of YCG has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”), applicable to Mr. Ng. The Code of Ethics is available as Exhibit 99.1 of this S-1 and filed with the SEC as per § 229.406(c)(1). YCG expects that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed by any means permitted under the applicable SEC rules.

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TERM OF OFFICE

Our director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with our Articles of Incorporation, Bylaws, and the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until they resign.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, John Ng, who does not qualify as an independent in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us regarding each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on June 4, 2025:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
John Ng, President, Secretary, and Treasurer	June 4, 2025 to June 30, 2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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There are no current employment agreements between the Company and its Officer and Director.

Mr. Ng currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation for the period From Inception (June 4, 2025) to June 30, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John Ng	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

John Ng will be selling shares to business associates, friends, and family and will not be paid for any services that he performs.

Other than Mr. Ng’s purchase of founders shares via SILVER SAND FINTECH PTE. LTD. from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Ng, directly or indirectly, from the Company.

On June 4, 2025, we issued a total of ten million (10,000,000) shares of restricted Class B Common stock to SILVER SAND FINTECH PTE. LTD., which is wholly owned by John Ng, our sole officer and director in consideration of ten thousand dollars USD ($10,000.00). Mr. Ng is providing us with free office space to start up the business and we have a verbal agreement with Mr. Ng that, if necessary, he will loan the company funds to complete the registration process.

Mr. Ng will not be repaid from the proceeds of this offering. There is no assurance that we will ever generate revenues from our operations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) as of August 17, 2025 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Class B Common Stock	SILVER SANDS FINTECH PTE. LTD. 2 Shenton Way, #15-04, SGX Centre l Singapore 068804 (John Ng)	10,000,000 Class B Common Stock	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of June 4, 2025, there were 10,000,000 shares of our Common Class B stock issued and outstanding.

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PLAN OF DISTRIBUTION

We are registering two million (2,000,000) shares of our Class B Common Stock for sale at the price of $2.00 (two dollars) per share.

This is a self-underwritten offering, and Mr. Ng, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. John Ng will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.	Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a brokerdealer; and
4.	Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4) (i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restrict his participation to any one or more of the following activities:

A.	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;
B.	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or
C.	Performing ministerial and clerical work involved in effecting any transaction.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker- dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees will be borne by us.

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Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $8,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

-	All checks for subscriptions must be made payable to “YAN CHUANG GROUP INC.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

-	Right to Reject Subscriptions
	-	We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected via letter by mail within 48 hours after we receive them.

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DESCRIPTION OF SECURITIES

GENERAL

Our Authorized capital stock consists of twenty million (20,000,000) shares of Class A Common stock, eighty million (80,000,000) shares of Class B Common stock, and ten million (10,000,000) shares of Preferred stock, par value of all classes and series of stock is $0.001 per share. As of June 4, 2025, there were ten million (10,000,000) shares of our Class B Common stock issued and outstanding held by one registered stockholder of record and no shares of Preferred stock issued and outstanding.

A total of ten million (10,000,000) shares of Class B Common stock were issued to SILVER SAND FINTECH PTE. LTD., a Singapore Company wholly owned by our sole officer and director, John Ng, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale.

There is currently no public trading market for our common stock. To be quoted on the OTC Markets Group’s platforms a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and even if such an application is filed on our behalf, there is no guarantee that such an application will be accepted by the OTC Markets Group’s platform for quotation.

COMMON STOCK

Class A Common Stock

The Corporation is authorized to issue twenty million (20,000,000) shares of Class A Common Stock, each with ten (10) votes per share. Holders of Class A Common Stock shall have the following rights:

–	Voting Rights: Each share of Class A Common Stock shall entitle its holder to ten (10) votes per share on all matters submitted to a vote of the shareholders.
–	Dividends: Holders of Class A Common Stock shall be entitled to receive dividends, if any, declared by the Board of Directors, subject to the rights of holders of Preferred Shares.
–	Liquidation Rights: Upon liquidation, dissolution, or winding up of the Corporation, holders of Class A Common Stock shall be entitled to share in any remaining assets of the Corporation, subject to the rights of holders of Preferred Shares.

Class B Common Stock

The Corporation is authorized to issue eighty million (80,000,000) shares of Class B Common Stock, each with one (1) vote per share. Holders of Class B Common Stock shall have the following rights:

–	Voting Rights: Each share of Class B Common Stock shall entitle the holder to one (1) vote per share on all matters submitted to a vote of the shareholders.
–	Dividends: Holders of Class B Common Stock shall be entitled to receive dividends, if any, declared by the Board of Directors, subject to the rights of holders of Preference Shares.
–	Liquidation Rights: Upon liquidation, dissolution, or winding up of the Corporation, holders of Class B Common Stock shall be entitled to share in any remaining assets of the Corporation, subject to the rights of holders of Preferred Shares.

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PREFERRED STOCK

The Corporation is authorized to issue 10,000,000 shares of Preferred Stock, which may be issued in one or more series as determined by the Board of Directors. The Board of Directors is authorized to establish and designate series of Preferred Stock and to fix the number of shares and the relative rights, preferences, privileges, and restrictions granted to or imposed upon each series, including but not limited to the following:

–	Dividend Rights: Holders of Preferred Stock may receive cumulative or non-cumulative dividends, as determined by the Board of Directors.
–	Liquidation Rights: Holders of Preferred Stock shall have preference over holders of Class A and Class B Common Stock in the distribution of assets upon liquidation, dissolution, or winding up of the Corporation.
–	Voting Rights: Preferred Stock shall have no voting rights unless expressly provided by the Board of Directors or as required by law.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Class A, Common Class B. or Preferred stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s Certificate of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Certificate of Incorporation does not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.	a violation of criminal law unless the director had reasonable cause to believe that her or her conduct was lawful or no reasonable cause to believe that her or her conduct was unlawful;

c.	a transaction from which the director derived an improper personal profit; and

d.	willful misconduct.

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The Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Albert Garcia, CPA of Dylan Floyd Accounting & Consulting, located at 20909 Judah Lane, Los Angeles, California 91321, phone (661) 287-1725, our independent registered public accountant, has audited our financial included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report and has presented its report with respect to our audited financial statements. Such financial statements have been so included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Sharon D. Mitchell of the law offices of SD Mitchell & Associates, PLC located at 829 Harcourt Rd., Grosse Pointe Park, Michigan 48230; telephone (248) 515-6035 passed on the legality of the shares being offered in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by DYLAN FLOYD Accounting & Consulting.

Our financial statements from inception June 4, 2025, to June 30, 2025, immediately follow:

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YAN CHUANG GROUP INC.

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended June 30, 2025, are included herewith.

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

YAN CHUANG GROUP INC.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of YAN CHUANG GROUP INC. (the "Company") as of June 30, 2025, the related statements of operations, changes in stockholders' deficit, from June 04, 2025 - inception to the period ended June 30, 2025, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025, and the results of its operations and its cash flows from June 04, 2025 - inception to the period ended June 30, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has an accumulated deficit of $28,767 and a negative cash flow from operations amounting to $28,767 from inception to the period ended June 30, 2025. These factors as discussed in Note 3 of the financial statements raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

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Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosure that are material to the financial statements and (2) involve especially challenging, subjective, or complex judgements. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit maters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

There is no Critical Audit Matters existed as of June 30, 2025.

Newhall, California

August 25, 2025

PCAOB # 6235

We have served as the Company's auditor since 2025.

F-3

YAN CHUANG GROUP INC.

BALANCE SHEET

June 30, 2025
ASSETS
Current Assets
Cash and cash equivalents	$37,333
Total current assets	37,333
TOTAL ASSETS	$37,333

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued expenses	$16,100
Total current liabilities	16,100
Total Liabilities	16,100

Commitments and contingencies

Stockholders’ Equity
Common stock, $0.001 par value;
10,000,000 shares issued and outstanding	10,000
Additional paid-in-capital	40,000
Accumulated deficit	(28,767)
Total Stockholders’ Equity	21,233
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,333

The accompanying notes are an integral part of these financial statements.

F-4

YAN CHUANG GROUP INC.

STATEMENT OF OPERATIONS

For the period from Inception (June 4, 2025) to June 30, 2025
Revenue	$–

OPERATING EXPENSES
General and administrative expenses	28,767
Total operating expenses	(28,767)
Loss before provision for income taxes	(28,767)

Provision for income taxes	–

Net loss	$(28,767)

Loss per common share:
Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	10,000,000

The accompanying notes are an integral part of these financial statements.

F-5

YAN CHUANG GROUP INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM INCEPTION (JUNE 4, 2025) TO JUNE 30, 2025

			Additional
	Common Stock		Paid-In-	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at June 4, 2025 (Inception)	–	$–	$–	$–	$–
Shares issued	10,000,000	10,000	40,000	–	50,000
Net loss	–	–	–	(28,767)	(28,767)
Balances as of June 30, 2025	10,000,000	$10,000	$40,000	$(28,767)	$21,233

The accompanying notes are an integral part of these financial statements.

F-6

YAN CHUANG GROUP INC.

STATEMENT OF CASH FLOWS

For the period from Inception (June 4, 2025) to June 30, 2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(28,767)
Accrued expenses and other liabilities	16,100

Net cash used in operating activities	(12,667)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	–
Proceeds from disposal of property and equipment	–
Net cash provided by (used in) investing activities	–

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	–
Proceeds from Issuance of Common Stock	50,000
Net cash provided by financing activities	50,000

Change in cash and equivalents	37,333
Cash and equivalents at beginning of the period	–
Cash and equivalents at end of the period	$37,333

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$–
Taxes	$–

The accompanying notes are an integral part of these financial statements.

F-7

YAN CHUANG GROUP INC.

NOTES TO THE FINANCIAL STATEMENTS

AS OF JUNE 30, 2025

Note 1 – The Company, Organization, and Operations

YAN CHUANG GROUP INC. (“Company”) was incorporated in Nevada on June 4, 2025, under the laws of Nevada. We are a startup that aims to develop financial services technology and provide software development services to our clients through our fintech software applications.

Note 2 – Significant Accounting Policies

The Company’s management team is responsible for selecting appropriate accounting policies and their application throughout the accounting cycle. The most important accounting policies tend to centre around complicated and subjective judgements in conformity to the general accounting principles accepted in the United States. The management may need to make estimates and predictions, which will affect the amount reported in the financial statements.

Basis of Presentation

The Company’s financial statements are prepared in accordance with the generally accepted accounting principles in the United States of America, with its financial figures presented in US dollars. The Company has adopted the fiscal year end to be June 30th, 2025.

Estimates Usage

In conformity to the US generally accepted accounting principles, the Company’s management is required to make assumptions and estimates in order to reflect the financial condition of the Company, which may affect the reported amount of assets, liabilities at the date of the financial report, as well as the reported amount of revenues and expenses through the financial period. Actual results could differ materially from these amounts.

Related Parties

The Company identifies and discloses related party transactions in accordance with FASB ASC 850-10. Related parties include the Company's management, principal owners, affiliates, and any other entity where one party can control or significantly influence the other, potentially affecting the terms of their transactions.

Net Income (Loss) per Common Share

The Company’s Basic earnings per share (EPS) is calculated by dividing net income or loss by the weighted average number of common shares outstanding for the period. Diluted EPS also includes the impact of all potential common shares, such as those from stock options, warrants, and contingent share arrangements, if they are dilutive. This calculation shows the potential reduction in EPS if these securities were converted into common stock.

Recent Accounting Pronouncements

The Company’s management has evaluated all of the recently issued but not yet effective accounting standards that were issued or proposed by the FASB or other standards-setting entities through the filing date of the financial statements within this filing, and has determined that the future adoption of any of the aforementioned pronouncements will not have a material impact on the Company’s financial condition and operational results.

F-8

Note 3 – Going Concern

The financial statements of the Company has been prepared under the assumption that the Company will continue its operations as a going concern. This assumes the continuity of the Company’s operations and liability liquidation in the normal course of business.

The Company currently generates no revenue from its operations, and has incurred $28,767 of expenses from June 4th, 2025 to June 30th, 2025. This may raise doubts regarding the Company’s ability to continue as a going concern.

The Company is attempting to generate sufficient revenue as its operation expands, but the Company’s cash position may not be able to support the ongoing daily operation in the long term. The ability of the Company to continue as a going concern depends largely on the future success of its business plan and any potential additional funds raising, none of which can be guaranteed.

The assets and liabilities of the financial statements reported in this filing were not adjusted to reflect the Company’s condition should it become unable to continue as a going concern.

Note 4 – Stockholder’s Equity

Upon formation, the Company was authorized to issue 10,000,000 of class B common shares, par value $0.001, which are held by SILVER SAND FINTECH PTE. LTD., which is wholly owned by our sole officer and director, John Ng.

Note 5 – Related-Party Transactions

The sole officer and director of the Company, John Ng, is the only related party with whom the company has transactions with from June 4th, 2025 to June 30th, 2025. During this period, Mr. Ng has invested $10,000 through SILVER SAND FINTECH PTE. LTD. for the 10,000,000 issued class B common shares.

Note 6 – Commitments and Contingencies

Contractual Agreements

As of June 30th, 2025, the Company has not signed any contractual agreements with another party.

Litigation

From June 4th, 2025 to June 30th, 2025, the Company was not subject to any legal proceedings. There are no legal proceedings that are pending for the Company, and no legal proceedings were threatened to the best of our knowledge.

Note 7 – Foreign Currency

As a USA based company, our operations has been within the United States so far, and this is expected to continue in the foreseeable future. All of the transactions and financial figures were reported in the US dollars.

Note 8 – Subsequent Events

The Company’s management evaluated the events that has occurred after the financial report date of June 30th, 2025 and has determined that there are no subsequent events that are reportable to be disclosed.

F-9

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

EXHIBITS

The following is a list of exhibits filed as part of their Registration Statement. Where so indicated by footnote, exhibits that were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of their Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of their Registration Statement.

Exhibit Number	Description
3.1*	Articles of Incorporation and Nevada Business License of Yan Chuang Group Inc.
3.2*	Amended and Restated Articles of Incorporation of Yan Chuang Group Inc.
3.3*	Bylaws of Yan Chuang Group Inc.
5.1	Opinion of SD Mitchell & Associates, PLC, re: the legality of the shares being registered
23.1	Consent of DYLAN FLOYD Accounting & Consulting
23.2	Consent of SD Mitchell & Associates, PLC (included in Exhibit 5.1)
99.1*	Subscription Agreement
99.2*	Yan Chuang Group Inc. Code of Ethics and Business Conduct
107*	Filing Fee Table

* Incorporated by reference to the Company’s Form S-1, filed with the Securities and Exchange Commission on September 29, 2025.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to their Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

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2.   To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.   To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.   For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to their Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on January 26, 2026.

Yan Chuang Group Inc.

By:	/s/ John Ng
Name:	John Ng
Title:	Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John Ng, as his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ John Ng	Chief Executive Officer	January 26, 2026
John Ng

/s/ John Ng	Chief Financial Officer, Secretary, Treasurer	January 26, 2026
John Ng	(Principal Financial and Accounting Officer)

/s/ John Ng	Director	January 26, 2026
John Ng

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